Exhibit 10.73

SPECIAL CONTRACT FOR

NATURAL GAS TRANSPORTATION SERVICE

Whereas, ENSTAR Natural Gas Company (“Company”), and Chugach Electric Association, Inc. (“Customer”) desire to enter into a contract for the transportation of Customer’s natural gas; and

Whereas, the Customer is certificated to provide electric public utility service in and around Anchorage, Alaska; and

Whereas, since November 2011, the Company has transported natural gas to the Customer’s Beluga Power Plant under a Special Contract between the Company and Customer, signed on September 15, 2011 (“2011-2012 Special Contract”) ; and

Whereas, the full term of the 2011-2012 Special Contract runs from November 1, 2011 through October 31, 2012; and

Whereas, the Customer has an ongoing need for transportation of Gas by the Company to supply its Beluga Power Plant as a supplement to existing firm service the Customer has from other sources; and

Whereas, the Customer has asked the Company to provide an interruptible transportation service beginning November 1, 2012, through October 31, 2013; and

Whereas, the Company is willing to provide a supplemental interruptible transportation service for the period commencing on November 1, 2012 and ending on October 31, 2013; and

Whereas, the service being provided by the Company is not a backup firm service and is fully interruptible under the terms of Section 1620 of the Company’s Tariff as modified by this Special Contract; and

Whereas, by providing this service, the Company is not undertaking any express or implied commitment to the Customer beyond the term of this Special Contract, and is not agreeing that it has any obligation to serve the Customer beyond the obligations memorialized in this Special Contract;

Whereas, the unique circumstances of the Customer’s transportation service requirements qualify it for this Special Contract; and

Whereas, the Company is willing to provide a supplemental interruptible transportation service to the Customer’s under the terms stated below, provided that it does not interfere with its ability to meet other, existing delivery obligations.

In consideration of the covenants and conditions in this Special Contract, the parties agree as follows:

ARTICLE I

PARTIES

1.1 The parties to this contract are ENSTAR Natural Gas Company, a division of SEMCO Energy, Inc. (“Company”) and Chugach Electric Association, Inc. (“Customer”). Terms which are capitalized in this Special Contract are defined either in the Company’s Tariff or in this Special Contract.

ARTICLE II

TERM

2.1	Term

The full term of this Special Contract shall be from November 1, 2012 through October 31, 2013. Any extension of term will be by mutual agreement of both parties, in writing, at least 90 days prior to the expiration date of the full term.

ARTICLE III

MODIFIED TARIFF PROVISIONS

3.1	Transportation of Gas

The Company agrees to provide interruptible transportation service to the Customer under Section 1620 of the Company’s Tariff as modified below. To assist the Company in providing this service, the Customer shall provide the Company with the forecasts and nominations required by Section 1605c and 1605d of the Company’s Tariff, including but not limited to the Monthly and Daily nominations required by Sections 1605d(1) and 1605d(3) as modified below, and adhere to the balancing provisions as set out in Section 1605e. If Customer requests service for a given Day, the Customer anticipates an intraday rate of up to 10,000 MCF and the maximum delivery in a Day will be a total of 5,000 MCF.

3.2	Price

In consideration of the services provided by the Company to the Customer, the Customer shall pay the Company a Monthly Customer Charge of $11,000 and a

Volumetric Charge of $0.20 for every Mcf of natural gas transported under this Special Contract. Service under this Special Contract will be subject to additional fees and charges as provided for in the Company’s Tariff including, but not limited to, the Regulatory Cost Charge as outlined in Tariff Section 2401 and the additional fees set out in Tariff Section 2561.

3.3	Other Terms

3.3.1	The Company will not be responsible for any damages the Customer may incur as the result of curtailment or interruption of any or all of the transportation service under this Special Contract.

3.3.2	The Company and the Customer will work together to utilize the steps defined in the 2009 Gas Emergency Agreement Letter to maintain adequate transmission and distribution pressures in the Company’s transportation system during any gas supply emergency.

3.3.3	If the Customer incurs Interruption Expense as defined by the Company’s Tariff Section 1205 (Interruption Cost Sharing) as a result of curtailment or interruption of any or all of the transportation service under this Special Contract it is not entitled to reimbursement of those Interruption Expenses by the Company.

3.4	Nominations and Balancing

3.4.1

The Customer agrees to provide the Company notice by 4:00 PM ACT of the Day prior to any Day it wishes to utilize this service. Nominations shall be provided to ENSTAR Gas Control in writing and confirmed with ENSTAR Gas Control before gas flows. The Customer agrees to provide the initial transportation nominations by 4:00 PM each day prior to requesting transportation service. The customer agrees to use commercially reasonable efforts to nominate gas into the ENSTAR system on a daily basis using four (4) standard nomination periods in a day (24 hour period starting at 12:00 AM (midnight) through 11:59 PM):

a. 12:00 AM to 6:00 AM

b. 6:00 AM to 12:00 PM

c. 12:00 PM to 6:00 AM

d. 6:00 PM to 11:59:59 PM

The Customer will provide estimated hourly set points for Meter 8107 and the Company will apply commercially reasonable efforts to follow.

The Customer will nominate gas based on an average load calculation for each intra-day nomination period. The Company and Customer understand that Customer deliveries will vary from the average based on actual (instantaneous) generation requirements.

3.4.2	Customer will comply with Daily balancing tolerances per the Tariff. The Customer will schedule daily gas balance accrual settlement on a weekly basis.

3.4.3	The Company agrees to notify the Customer two hours prior to interruption except in the case of a Gas flow disruption to the Company from the Beluga River Unit (including a compressor failure) where the Company agrees to notify the Customer 30 minutes prior to interruption.

ARTICLE IV

DELIVERY/RECEIPT POINTS

4.1	Delivery Point

The Delivery Point for this Special Contract is the Customer’s Beluga Power Plant at the Company’s Metering Station #B253, Meter 8107.

4.2	Receipt Points

Receipt Points are as follows:

4.2.1	Interconnection of the KNPL – APC Kenai pipelines: Station K681, Meter 411.

Suppliers and Supplier contact information:

ConocoPhillips Company (“COP”) and ConocoPhillips Alaska, Inc. (“CPAI”)
Attention:	Cook Inlet Marketing
Cook Inlet Control
Telephone:	(907) 265-1605
(907) 263-4704 or cell: (907) – 748-5966
Facsimile:	(918) 662-6895
E-mail	Joe Falcone
Joe.Falcone@conocophillips.com

Marathon Alaska Production LLC
Attention:	Gas Supply and Transportation Representative
Telephone:	(907) 283-1308
Facsimile:	(907) 283-6175
E-mail:	fwbassetti@marathonoil.com

4.2.2	Interconnection of the KKPL – APC Kenai pipelines: Station K680, Meter 601.

Suppliers and Supplier contact information:

Marathon Alaska Production LLC
Attention:	Gas Supply and Transportation Representative
Telephone:	(907) 283-1308
Facsimile:	(907) 283-6175
E-mail:	fwbassetti@marathonoil.com

4.2.3	Kenai Unit Connection: Station K670, Meters 500 & 505.

Suppliers	and Supplier contact information:

Marathon Alaska Production LLC
Attention:	Gas Supply and Transportation Representative
Telephone:	(907) 283-1308
Facsimile:	(907) 283-6175
E-mail:	fwbassetti@marathonoil.com

4.2.4	Interconnection of Beluga Pipe Line Company – APC Beluga pipeline: Station B605, Meters 700 & 701.

Suppliers and Supplier contact information:

Marathon Alaska Production LLC
Attention:	Gas Supply and Transportation Representative
Telephone:	(907) 283-1308
Facsimile:	(907) 283-6175
E-mail:	fwbassetti@marathonoil.com

ARTICLE V

APPLICABILITY OF THE COMPANY’S TARIFF

5.1	Tariff

Except as expressly modified by this Special Contract, all of the terms and conditions of the Company’s Tariff (RCA No. 4) shall apply to the Services provided by the Company to the Customer under this Special Contract, including without limitation Section 1200 (Interruption). Further, due to the anticipated average and peak daily demand of the Customer, the following Sections of the Company’s Tariff will apply: Section 1605c (Forecasts), Section 1605d (Nominations), Section 1605e (Balancing), Section 1605f (Pressure), 1605g (Measuring Stations), Section 1605h (Measurement), and Section 1605j (Credit and Billing).

5.2	Balancing

With respect to Section 1605e of the Company’s Tariff, (Balancing) the Customer’s daily nominations will be compared to the actual volumes delivered to the Customer for the purposes of applying the Daily Balancing Tolerances and computing Over or Under Supply pursuant to Sections 1605e(3) and 1605e(4).

5.3	The Company’s Tariff

The Customer acknowledges that it has a copy of the Company’s Tariff RCA No. 4 and is familiar with its provisions.

ARTICLE VI

RCA APPROVAL

6.1	RCA Approval

The Parties understand that this Special Contract does not take effect without the prior approval of the Regulatory Commission of Alaska (“RCA”) and is, at all times, subject to revisions by the Commission. This Special Contract shall be effective on the date of a final order by the RCA approving this Special Contract.

6.2	Termination Due to Form of RCA Approval or Amendment

In the event that revisions to this Special Contract are required by the RCA or any other governmental body acting within its jurisdiction and the revisions are not acceptable to either party, either party may terminate this Special Contract by giving notice under this Article 6.2 within thirty (30) days of receipt of the order requiring the revisions.

ARTICLE VII

ADDRESSES

7.1	Notices

All notices, except as provided for nominations and billings, shall be given in writing at the address set forth below. Notice shall be deemed to have been given when received by the Company or the Customer at those addresses.

7.1.1 FOR THE COMPANY:

For Transportation Nominations from the Customer, Scheduling and Day to Day Operations:

ENSTAR Natural Gas Control
ATTN: Gas Control
Physical Address:
401 E. International Airport Road
Anchorage, AK 99518
Mailing Address:
P.O. Box 190288
Anchorage, AK 99519-0288
Telephone:	907 334-7788
Facsimile:	907 334-7779
E-mail:	EnstarGasControl@enstarnaturalgas.com

For Payments:

ENSTAR Natural Gas Company
ATTN: General Accounting Supervisor
Physical Address:
3000 Spenard Road
Anchorage, AK 99503
Mailing Address:
P.O. Box 190288
Anchorage, AK 99519-0288
Telephone:	907 334-7628
Facsimile:	907 272-3403
E-mail:	natalia.nelson@enstarnaturalgas.com

For all other Notices:

ENSTAR Natural Gas Company
Attention: Manager, Gas Supply &
Director, Business Development
Address: Physical:	3000 Spenard Road
Anchorage, AK 99503
Mailing:	P.O. Box 190288
Anchorage, AK 99519
Telephone:	(907) 334-7756
Facsimile:	(907) 334-7671
E-mail:	Mark.Slaughter@enstarnaturalgas.com
John.Sims@enstarnaturalgas.com

7.1.2 FOR THE CUSTOMER:

For Scheduling and Day to Day Operations:

Attention:	Director System Control
cc:	Manager, Fuel Supply
Address: Physical:	5601 Electron Drive
Anchorage, AK 99518
Mailing:	P.O. Box 196300
Anchorage, AK 99519
Telephone:	(907) 762-4779
Facsimile:	(907) 762-4792
E-mail:	burke_wick@chugachelectric.com
andrew_white@chugachelectric.com

For Billings and Payment:

Attention:	Director System Control
Address: Physical:	5601 Electron Drive
Anchorage, AK 99518
Mailing:	P.O. Box 196300
Anchorage, AK 99519
Telephone:	(907) 762-4779
Facsimile:	(907) 762-4792
E-mail:	burke_wick@chugachelectric.com

For All Other Notices:

Attention:	Director System Control
Address: Physical:	5601 Electron Drive
Anchorage, AK 99518
Mailing:	P.O. Box 196300
Anchorage, AK 99519
Telephone:	(907) 762-4779
Facsimile:	(907) 762-4792
E-mail:	burke_wick@chugachelectric.com

ARTICLE VIII

OTHER TERMS

8.1	Indemnification

The Customer will indemnify, defend and hold the Company harmless against any and all claims by other Cook Inlet purchasers or producers concerning the purchasing of Gas or the priority of Gas taken under this Special Contract.

8.2	Limit of Obligation

By making this commitment to transport Gas to the Customer, the Company is not agreeing that it has any obligation, beyond the term of this Special Contract, to transport Gas to the Customer’s Beluga Power Plant.

8.3	Gas Availability

This Special Contract is contingent upon the Customer securing delivery of adequate gas to the Receipt Points.

ARTICLE IX

MISCELLANEOUS

9.1	Binding Upon Successors

This Special Contract shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties. Except as provided below, neither party may assign its rights and obligations under this Special Contract without first obtaining the written consent of the other. Consent is not required if all or substantially all of the assets of the Company or the Customer are acquired by another person or the Company or the Customers is merged, consolidated or reorganized with another person, provided that the assignee assumes in writing the assignor’s obligations under this Special Contract. Nothing contained in this Article shall prevent either party form pledging or mortgaging its rights under the Special Contract for security of its indebtedness.

9.2	Special Contract Not to be Construed Against Either Party as Drafter

The parties recognized that this Special Contract is the product of the joint efforts of the parties and agree that it shall be construed according to its plain meeting and shall not be construed against either party as drafter.

9.3	Entire Agreement

This Special Contract and the Company’s Tariff constitute the entire agreement and understanding between the parties concerning the subject matter of this transaction, and all prior agreements, understandings and representations, whether oral or written, concerning this subject matter are superseded by this written Special Contract. No amendment to this Special Contract shall be binding on either party until reduced to writing and signed by the parties.

9.4	Headings

The headings throughout this Special Contract are for reference purposes only and shall not considered in interpreting this Special Contract.

9.5	No Incidental or Consequential Damages

Neither party shall have any liability to the other for incidental or consequential damages resulting from this Special Contract.

9.6	No Intended Third-Party Beneficiary

The parties understand and agree that no person or entity is an intended third party beneficiary of this Special Contract.

IN WITNESS WHEREOF, the parties have executed this Special Contract in two (2) originals.

Chugach Electric Association, Inc.

By:	/s/ Bradley Evans

Title:	CEO

Date:	November 9, 2012

ENSTAR Natural Gas Company, a Division of SEMCO Energy, Inc.

By:	/s/ M.C. Starring

Title:	President

Date:	10-31-2012